DT INDUSTRIES, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)


                                                 Three Months Ended                 Six Months Ended
                                           -----------------------------     -----------------------------
                                           December 27,     December 28,     December 27,     December 28,
                                               1998             1997             1998             1997
                                           ------------     ------------     ------------     ------------
Income before extraordinary loss             $  1,092         $  8,228         $  4,877         $ 14,763

Extraordinary loss                                ---              ---              ---            1,200
                                           ------------     ------------     ------------     ------------
Net income                                   $  1,092         $  8,228         $  4,877         $ 13,563
                                           ============     ============     ============     ============
Basic:

  Basic weighted average shares outstanding    10,067           11,322           10,191           11,312
                                           ============     ============     ============     ============
  Basic earnings per share before
    extraordinary loss                       $   0.11         $   0.73         $   0.48         $   1.31

  Extraordinary loss                              ---              ---              ---             0.11
                                           ------------     ------------     ------------     ------------
  Basic net income per share                 $   0.11         $   0.73         $   0.48         $   1.20
                                           ============     ============     ============     ============
Income before extraordinary loss             $  1,092         $  8,228         $  4,877         $ 14,763

Extraordinary loss                                ---              ---              ---            1,200
                                           ------------     ------------     ------------     ------------
Net income                                      1,092            8,228            4,877           13,563

Dividends on Mandatorily Redeemable
  Convertible Preferred Securities,
  net of applicable income taxes                  ---              752              ---            1,504
                                           ------------     ------------     ------------     ------------
Net income, adjusted                         $  1,092         $  8,980         $  4,877         $ 15,067
                                           ============     ============     ============     ============
Diluted:

  Weighted average shares outstanding          10,067           11,322           10,191           11,312

  Add dilutive effect of stock options
    based on treasury stock method using
    average market price                          123              399              163              410

  Add shares contingently issuable to the
    former owner of Kalish                        ---              124              ---              124

  Assumed conversion of mandatorily
    redeemable convertible preferred
    securities                                    ---            1,806              ---            1,806
                                           ------------     ------------     ------------     ------------
                                               10,190           13,651           10,354           13,652
                                           ============     ============     ============     ============
Diluted earnings per share before
  extraordinary loss                         $   0.11         $   0.66         $   0.47         $   1.19

Extraordinary loss                                ---              ---              ---             0.09
                                           ------------     ------------     ------------     ------------
Diluted net income per share                 $   0.11         $   0.66         $   0.47         $   1.10
                                           ============     ============     ============     ============

Note: For the three and six months ended December 27, 1998, the convertible preferred securities were antidilutive and have been excluded from the computation of diluted earnings per share.